UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36379	46-1318953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 330

San Jose, California 95134

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (408) 963-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2025, Energous Corporation d/b/a Energous Wireless Power Solutions (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual meeting online via live audio webcast, at which the Company’s stockholders approved an amendment and restatement of the Energous Corporation Amended and Restated 2024 Equity Incentive Plan (as amended and restated, the “2024 Plan”). The 2024 Plan was amended to increase the number of authorized shares under the 2024 Plan by 2,000,000 shares. The 2024 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the 2024 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2025 (the “Proxy Statement”). The summaries of the 2024 Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2024 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 11, 2015, as a virtual meeting online via live audio webcast. At the Annual Meeting, there were 15,445,950 votes represented either in person or by proxy, or 47.4% of the votes entitled to be cast at the Annual Meeting, which represented a quorum. The Company’s stockholders voted on, and approved, the following proposals at the Annual Meeting:

Proposal 1.  Election of four directors to the Board of Directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Roberson	4,348,036	651,189	10,446,725
Mallorie Burak	4,489,158	510,067	10,446,725
J. Michael Dodson	4,345,907	653,318	10,446,725
Rahul Patel	4,469,078	530,147	10,446,725

Proposal 2.  Ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,944,269	423,369	78,312	—

Proposal 3.  Approval, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,562,705	1,345,997	90,523	10,446,725

Proposal 4.  Approval, on a non-binding advisory basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
1,711,253	2,984,398	89,124	214,450	10,446,725

Proposal 5.  Approval of the Energous Corporation Amended and Restated 2024 Equity Incentive Plan to increase the available share reserve by 2,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,520,631	1,440,926	37,668	10,446,725

Proposal 6.  Approval of an amendment to the Company’s second amended and restated certificate of incorporation, as amended, to effect a reverse stock split of its common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-50, as determined by the Board of Directors in its discretion.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,937,659	6,297,288	211,003	—

Proposal 7.  Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5 or 6.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,647,173	3,428,766	370,011	—

As indicated in Proposal 4 above, approximately 62.4% of the votes cast by stockholders were voted, on an advisory basis, in favor of holding an advisory vote to approve the compensation of the Company’s named executive officers every two years. In light of these results, the Board of Directors determined that the Company will hold an advisory vote to approve the compensation of the Company’s named executive officers every two years until the next required vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Energous Corporation Amended and Restated 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: June 13, 2025	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	Chief Executive Officer and Chief Financial Officer